AMENDMENT NUMBER ONE TO
                         ASSUMPTION REINSURANCE AGREEMENT


         This Amendment Number One to Assumption Reinsurance Agreement (the "Amendment") is made and entered into as of the 5th day of September, 1997 by and between Delta Agricultural and Industrial Trust, a Mississippi workers' compensation self insured trust (the "Trust"); Stoneville Insurance Company, a Mississippi stock insurance company ("Stoneville"); and Continental Casualty Company, an Illinois stock insurance company ("Continental").

         WHEREAS, the Trust, Stoneville and Continental entered into that certain Assumption Reinsurance Agreement (the "Agreement") as of March 20, 1997, for the purposes as set forth therein, and

         WHEREAS, the parties have determined that it is in their mutual best interest to amend the Agreement to remove the requirement for Stoneville to provide Additional Collateral (as defined in the Agreement) to Continental as well as to amend the Agreement as further set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants, provisions and agreements set forth herein, the parties agree as follows:

         1.       Section 1.3 is amended in its entirety to provide as follows:

                  "Continental Expense" means the sum of Two Hundred Fifty Thousand Dollars ($250,000) which the Trust shall pay the Continental as a part of the Premium.

         2.       Section 1.5 is amended in its entirety to provide as follows:

                  "Effective Date" means 12:01 a.m., Central Standard Time, September 5, 1997. This Agreement shall become effective only upon the satisfaction of the conditions precedent as set forth in Article 9 hereof.

         3.       Section 1.13 is amended in its entirety to provide as follows:

                  "Reserves" means as of the date hereof the sum of One Million Six Hundred Twenty-Five Thousand ($1,625,000), less Claims amounts paid between the Effective Date and the date of the relevant transfer of Reserves from the Trust to Continental or from Continental to the Trust or Stoneville as required or permitted by this Agreement, and subject to any other adjustments provided for in this Agreement. The Reserves shall consist of funds allocated specifically to Reported Claims as well as funds allocated to Unreported Claims.




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         4.       Section 3.1 is amended in its entirety to provide as follows:

                  Certificate. Within thirty (30) days after satisfaction of the conditions precedent as set forth in Article 9 hereof, the Trust shall issue and send by first-class mail an Assumption Certificate in the form as set forth on Exhibit D to each of the Trust's insureds as shown on the books and records of the Trust.

         5.       Section 4.1 of the Agreement is deleted in its entirety.

         6. The parties agree that Stoneville shall not provide to Continental the Additional Collateral and all references to such Additional Collateral are hereby deleted from the Agreement including but not limited to Sections 4.2, 7.3, 8.3, and 9.1 as if such references had not been included in the Agreement.

         7.       Article 7 is amended in its entirety to provide as follows:

                  7.1. Reinsurance. Stoneville shall have the right to cause Continental to cede to Stoneville all of the Covered Obligations for the purpose of providing reinsurance to Continental pursuant to Stoneville Reinsurance. No consideration shall be paid or due to or from either Stoneville or Continental for Stoneville Reinsurance.

                  7.2. Notice of Reinsurance. Stoneville may exercise Stoneville Reinsurance on March 1, 1998, by providing written notice to Continental on or prior to such exercise date. If Stoneville exercises Stoneville Reinsurance, Continental and Stoneville shall enter into a Reinsurance Agreement in a form acceptable to Continental with such acceptability criteria to be based on customary industry practice and with such acceptance by Continental not to be unreasonably withheld.

                  7.3.     Effect of Stoneville Reinsurance on Reserves.

                  (a) Upon Stoneville Reinsurance Continental shall transfer to Stoneville the amounts of Reserves entered in the Experience Account.

                  (b) Upon Stoneville Reinsurance, Stoneville agrees to fund a trust account with a financial institution acceptable to Continental and Stoneville with the amount of funds necessary for Continental to receive full financial statement credit for such reinsurance and with the terms and conditions of such trust to comply with the law of Continental's state of domicile such that Continental shall receive full financial statement credit for such reinsurance.

         8.       Article 8 is deleted in its entirety.



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         9. Unless  specifically  amended herein, all other terms and conditions of the Agreement remain in full force and in effect. Unless otherwise specifically stated herein, capitalized terms shall have the meanings assigned to them in the Agreement.

         The parties have duly executed this Amendment as of the day and year first above written.


CONTINENTAL:                                         TRUST:

CONTINENTAL CASUALTY COMPANY                         DELTA AGRICULTURAL AND
                                                      INDUSTRIAL TRUST


By:                                                  By:
Name/Title:                                          Name/Title:


                             STONEVILLE:

                             STONEVILLE INSURANCE
                              COMPANY

                             By:
                             Name/Title: